Exhibit 23.1

CONSENT OF E. RANDALL GRUBER, CPA, PC, INDEPENDENT AUDITORS

(INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the incorporation by reference in the registration statement of China Industrial Waste Management, Inc. on Form S-8, dated June 14, 2006 under the Securities Act of 1933 of our report dated April 5, 2006 included in the Company’s annual report on Form 10-KSB.

By:	/s/ E. RANDALL GRUBER, CPA, PC E. RANDALL GRUBER, CPA, PC